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                                                                     Exhibit 3.1



                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                               THE MONY GROUP INC.

                     The MONY Group Inc. (hereinafter called the "Corporation"), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

                     The Corporation was originally incorporated under the name of MONYCO, Inc., and the original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 24, 1997. Such original Certificate of Incorporation was amended on December 12, 1997 to change the name of the Corporation to MONY Financial Services Corporation.

                     1. Pursuant to Sections 242 and 245 of the Delaware General Corporation Law, this Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of the Corporation.

                     2. The text of the Certificate of Incorporation of the Corporation is hereby restated, integrated and amended to read in its entirety as follows:

                     FIRST: The name of the Corporation is The MONY Group Inc.

                     SECOND: The address of the registered office and registered agent in this state is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, and the name of the registered agent at said address is The Corporation Trust Company.

                     THIRD: The nature of the business of the Corporation and its purpose is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (the "DGCL").

                     FOURTH: The authorized capital stock of the Corporation shall consist of (i) 100,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"), and (ii) 400,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock").

                     The Preferred Stock shall consist of one or more series of Preferred Stock which shall have the powers, terms, conditions, designations, preferences and privileges, the relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, if any, as provided herein.
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A. CONVERTIBLE PREFERRED STOCK

                     There is hereby designated from the authorized Preferred Stock a series of Convertible Preferred Stock (the "Convertible Preferred Stock"), consisting of 1,000,000 shares, with the preferences, powers and other rights as set forth below.

           I. Rank

                     The Convertible Preferred Stock shall, with respect to dividend rights and rights on liquidation, dissolution or winding up, rank (i) on parity with any other class or series of Preferred Stock established by the Board of Directors of the Corporation (the "Board of Directors"), the terms of which shall specifically provide that such class or series shall rank on parity with the Convertible Preferred Stock, and (ii) senior and prior to any other equity securities of the Corporation with respect to dividend rights and rights on liquidation, dissolution or winding up.

           II. Dividends

            (a) The holders of the shares of Convertible Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, dividends at a rate equal to the ten-year Treasury Rate (determined in accordance with standard market practice as reported in the Federal Reserve Bank of New York "Composite 3:30 P.M. Quotations for U.S. Government Securities") in effect on the date of issuance, payable quarterly in cash on the last day of March, June, September and December of each calendar year, only out of funds that are legally available therefor.

            (b) Dividends on the Convertible Preferred Stock shall be cumulative from and after the date on which the Convertible Preferred Stock is issued, as hereinafter provided. All dividends payable on the Convertible Preferred Stock shall be first paid, or declared and set apart for payment, before any dividends on the Common Stock or any other stock of the Corporation ranking junior in priority to the Convertible Preferred Stock as to dividends shall be paid or set apart for payment, so that if for all past dividend periods and for the then current dividend period, dividends on all outstanding shares of the Convertible Preferred Stock shall not have been paid or set apart for payment, the deficiency shall be fully paid or set apart for payment before any dividends shall be paid or set apart for payment on the Common Stock or any other stock of the Corporation ranking junior in priority as to dividends to the Convertible Preferred Stock.

           III. Voting and Related Rights

                     Except as provided in this Section A.III and in Section A.X of this Paragraph Fourth and as otherwise required by law, the holders of the Convertible Preferred Stock shall have no right to vote at or participate in any meeting of stockholders of the Corporation or to receive any notice of any such meeting.

                     On any matter in which the holders of Convertible Preferred Stock shall be entitled to vote, they shall be entitled to one vote for every share of Convertible Preferred Stock held by them.

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                     Whenever (a) dividends upon any shares of Convertible
Preferred Stock shall be accrued and unpaid in an amount equal to the equivalent of six quarterly dividends thereon, or (b) the Corporation fails to make any payment upon mandatory redemption of the Convertible Preferred Stock (each of (a) and (b) being a "Triggering Event"), then and in any such case (x) the number of directors constituting the Board of Directors of the Corporation shall be increased by two, and, subject to obtaining any necessary regulatory approvals, which the Corporation will use its best efforts to obtain as soon as practicable after the occurrence of a Triggering Event, the holders of all outstanding shares of Convertible Preferred Stock, voting separately as a class, shall be entitled to elect the two additional members of the Board of Directors and (y) the dividend rate on the Convertible Preferred Stock shall automatically increase by 100 basis points for the period from and including the date of the occurrence of such Triggering Event. The two additional directors shall serve and the increased dividend rate shall be payable until all dividends accrued and unpaid have been paid or declared and funds set aside to provide for payment in full or the Corporation fulfills its mandatory redemption obligation, as the case may be.

                     At any time after the vesting in the holders of Convertible Preferred Stock of the right to elect two additional directors, a special meeting of the holders of Convertible Preferred Stock for the purpose of electing the two additional directors shall be held within 60 days after vesting of such right and upon 30 days' notice by call of the Secretary of the Corporation. If the Secretary should fail or neglect to call such meeting within 30 days after the vesting of such right, then such meeting may be held by call of any holder of Convertible Preferred Stock at the time outstanding.

                     So long as the holders of Convertible Preferred Stock are entitled hereunder to elect two additional directors, any vacancy in the Board of Directors caused by the death or resignation of any director elected by the holders of Convertible Preferred Stock, or selected by the remaining director as in this sentence provided, shall, until the next meeting of stockholders for the election of directors, in each case be filled by the remaining director elected by the holders of Convertible Preferred Stock.

                     Upon termination of such voting rights of the holders of Convertible Preferred Stock, the terms of office of all persons who shall have been elected directors of the Corporation by vote of the holders of Convertible Preferred Stock, or by vote of a director elected by such holders, shall forthwith terminate, and the number of directors constituting the Board of Directors of the Corporation shall be decreased by two, subject always to the increase of the number of directors pursuant to this Section A.III.

           IV. Certain Restrictions.

                      Whenever quarterly dividends or other dividends or distributions payable on the Convertible Preferred Stock as provided in Section A.II of this Paragraph Fourth are in arrears, thereafter and until all accrued and unpaid dividends and distributions (whether or not declared or due), on shares of Convertible Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

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           (a) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Convertible Preferred Stock;

           (b) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Convertible Preferred Stock, except dividends paid ratably on the Convertible Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

           (c) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Convertible Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (as to dividends and upon dissolution, liquidation and winding up) to the Convertible Preferred Stock; or

           (d) other than as otherwise provided in Sections A.VII and A.VIII of this Paragraph Fourth, redeem or purchase or otherwise acquire for consideration any shares of Convertible Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Convertible Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                     The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under subsection (c) or
(d) of this Section A.IV, purchase or otherwise acquire such shares at such time and in such manner.

           V. Liquidation, Dissolution or Winding Up

            (a) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, before any distribution of the assets of the Corporation (whether capital or surplus) shall be made to, or set apart for, the holders of any of the Common Stock or any other stock of the Corporation having rights or preferences (either as to dividends or upon liquidation, dissolution or winding up) junior to the rights and preferences of the Convertible Preferred Stock, the holders of the Convertible Preferred Stock shall be entitled to the payment in cash of $100.00 per share, together with an amount equal to any accrued and unpaid dividends payable thereon (whether or not declared or due) up to and including the date of final distribution to the holders of the Convertible Preferred Stock.

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            (b) If, upon any such liquidation, dissolution or winding up, the assets of the Corporation distributable among the holders of the Convertible Preferred Stock shall be insufficient to pay to them in full the preferential amounts specified above, then no such assets, or the proceeds thereof, shall be distributed among the holders of the Convertible Preferred Stock or to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Convertible Preferred Stock except distributions made ratably on the Convertible Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such a liquidation, dissolution or winding up.

           VI. Conversion

                     The holders of the Convertible Preferred Stock shall have the following conversion rights (the "Conversion Rights"):

            (a) Each share of Convertible Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of original issuance, at the office of the Corporation or any transfer agent for the Common Stock, into fully paid and non-assessable shares of Common Stock at the Conversion Price (as hereafter defined) in effect at the time of conversion determined as hereinafter provided and upon the terms hereinafter set forth. The Conversion Price shall equal either, (i) if an underwritten initial public offering of Common Stock (an "IPO") pursuant to an effective Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), occurs on or within 5 Trading Days (as defined below) after the Demutualization Date (as defined below), the initial public offering price per share sold in the IPO as specified on the cover page of the final Prospectus for the IPO (the "IPO Price") unless the average of the daily Closing Prices (as defined below) of the Common Stock for the 40 Trading Days following the first 20 Trading Days after the Demutualization Date (the "40 Trading Day Average") is greater than 115% of the IPO Price, in which case the Conversion Price shall be equal to the IPO Price plus an amount equal to one half of the excess of the 40 Trading Day Average over 115% of the IPO Price or (ii) if the IPO does not occur on or within 5 Trading Days after the Demutualization Date, the lesser of (x) the average of the daily Closing Prices of the Common stock for the first 20 Trading Days following the Demutualization Date and (y) 70% of the book value per share of the Common Stock as of the Demutualization Date, determined in accordance with GAAP (as defined below) (the "Conversion Price").

                     "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are required or authorized by law to be closed.

                     "Demutualization Date" means the date the Corporation's Plan of Reorganization, as adopted on _________, 1998 by the Board of Trustees of The Mutual Life Insurance Company of New York, becomes effective pursuant to
Section 7312 of the New York Insurance Law or, if later, the first date following such effectiveness on which shares of Common Stock are distributed to the policyholders of the Corporation's insurance company subsidiary.

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                     "Closing Price" means, with respect to the Common Stock,
for any day, the reported last sale price per share on the principal national securities exchange or inter-dealer quotation system on which the Common Stock is listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange or inter-dealer quotation system, the average of the closing bid and asked prices per share in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Corporation for that purpose.

                     "GAAP" means, at any time, generally accepted accounting principles in the United States as are consistently applied by the Corporation at such time.

                     "Trading Day" means (i) if the Common Stock is listed or admitted for trading on the New York Stock Exchange or any other national securities exchange, a day on which such exchange is open for business; (ii) if the Common Stock is quoted on the Nasdaq National Market or any other system of automated dissemination of quotations of securities prices, a day on which trades may be effected through such system; or (iii) if the Common Stock is not listed or admitted for trading on any national securities exchange or quoted on the Nasdaq National Market or any other system of automated dissemination of quotation of securities prices, a day on which the Common Stock is traded regular way in the over-the-counter market and for which a closing bid and a closing asked price for the Common Stock are available.

                     If, on the third anniversary of the original issuance of the Convertible Preferred Stock, the Conversion Price is greater than 70% of the then book value per share of the Common Stock determined in accordance with GAAP, the Conversion Price shall be reset at such time so that the Conversion Price will be equal to 70% of such book value per share. After the resetting of the Conversion Price, if any, the Conversion Price will continue to be subject to the same anti-dilution adjustments described under this Section A.VI.

           (b) Each share of Convertible Preferred Stock shall be convertible into the number of shares of Common Stock which results from dividing (i) the sum of $100, plus any unpaid accrued or accumulated dividends (whether or not declared or due), as provided in Section A.II of this Paragraph Fourth, by (ii) the Conversion Price in effect at the time of conversion.

           (c) If at any time or from time to time there shall be a merger or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all of the Corporation's properties and assets to any other person, then as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holders of the Convertible Preferred Stock shall thereafter be entitled to receive upon conversion of the Convertible Preferred Stock the number of shares of stock or other securities or property of the Corporation, or of the successor corporation resulting from such merger, consolidation or sale, to which a holder of the Common Stock deliverable upon conversion of the Convertible Preferred Stock would have been entitled in such merger, consolidation or sale. In any such case, appropriate adjustment shall be made in

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the application of the provisions of this subsection (c) of Section A.VI with respect to the rights of the holders of the Convertible Preferred Stock after the merger, consolidation or sale to the end that the provisions of Section A.VI shall be applicable after an event as nearly equivalent as may be practicable. If the holders of Common Stock may elect from choices the kind or amount of shares of stock and other securities and property receivable upon such merger, consolidation or sale, then the kind and amount of shares of stock and others securities and property receivable upon such merger, consolidation or sale shall be deemed to be the choice specified by the holder of the Convertible Preferred Stock by the later of (i) 20 Business Days after the holder of Convertible Preferred Stock is provided with a final version of all information required by law or regulation to be furnished to holders of Common Stock concerning such choice, or if no such information is required, 20 Business Days after the Corporation notified the holder of Convertible Preferred Stock of all material facts concerning such specification and (ii) the last time at which holders of Common Stock are permitted to make their specification known to the Corporation. If a holder of Convertible Preferred Stock fails to make any specification, such holder of Convertible Preferred Stock's choice shall be deemed to be whatever choice is made by a plurality of holders of Common Stock not affiliated with the Corporation or the other person to the merger or consolidation.

           (d) Before any holder of Convertible Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Common Stock, and shall give written notice to the Corporation at such office that he elects to convert the same and shall state therein the number of shares of Convertible Preferred Stock being converted. Thereupon the Corporation shall promptly issue and deliver at such office to such holder of Convertible Preferred Stock a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Convertible Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

           (e) In the event the Corporation at any time, or from time to time, after the date of original issue of the Convertible Preferred Stock shall pay or make a dividend or other distribution on any class of capital stock of the Corporation payable in Common Stock, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this subsection (e) of this Section A.VI the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall

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include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

           (f) In the event the Corporation at any time, or from time to time, after the date of original issue of the Convertible Preferred Stock shall issue rights, options or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (determined as provided in subsection (l) of this Section A.VI) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights, options or warrants, the Conversion Price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this Subsection (f) of this Section A.VI, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

           (g) In the event the Corporation at any time, or from time to time, after the date of original issue of the Convertible Preferred Stock shall subdivide the Common Stock into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

           (h) In the event the Corporation at any time, or from time to time, after the date of original issue of the Convertible Preferred Stock shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, shares of any class of capital stock or other property (including securities, but excluding (i) any rights, options or warrants referred to in subsection (f) of this Section A.VI, (ii) any dividend or distribution paid exclusively in cash, (iii) any dividend or distribution referred to in subsection (e) of this Section A.VI and (iv) any merger or consolidation (of the type described below)), the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of stockholders

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entitled to receive such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided in subsection (l) of this Section A.VI) of the Common Stock on the date fixed for such determination less the then fair market value (as determined by the Board of Directors) of the portion of the assets, shares or evidences of indebtedness so distributed applicable to one share of Common Stock and the denominator shall be such current market price per share of the Common Stock (determined as provided in subsection (l) of this Section A.VI), such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution. For purposes of this subsection (h), merger or consolidation refers to any consolidation of the Corporation with any other Person, any merger of the Corporation into another Person or of another Person into the Corporation (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Corporation) or any conveyance, sale, transfer or lease of all or substantially all of the properties and assets of the Corporation.

           (i) In the event the Corporation at any time, or from time to time, after the date of original issue of the Convertible Preferred Stock shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed upon a merger or consolidation (as described in subsection (h) of this Section A.VI) or as part of a distribution referred to in subsection (h) of this Section A.VI) in an aggregate amount that, combined together with (i) the aggregate amount of any other cash distributions to all holders of its Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this clause (i) has been made and (ii) the aggregate of any cash plus the fair market value (as determined by the Board of Directors) of consideration payable in respect of any tender offer by the Corporation or any of its subsidiaries for all or any portion of the Common Stock concluded within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to subsection (j) of this Section A.VI has been made, exceeds 10% of the product of the current market price per share (determined as provided in subsection (l) of this Section A.VI) of the Common Stock on the date for the determination of holders of shares of Common Stock entitled to receive such distribution times the number of shares of Common Stock outstanding on such date, then, and in each such case, immediately after the close of business on such date for determination, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the date fixed for determination of the stockholders entitled to receive such distribution by a fraction (i) the numerator of which shall be equal to the current market price per share (determined as provided in subsection (l) of this Section A.VI) of the Common Stock on the date fixed for such determination less an amount equal to the quotient of (x) the excess of such combined amount over such 10% and (y) the number of shares of Common Stock outstanding on such date for determination and (ii) the denominator of which shall be equal to the current market price per share (determined as provided in subsection (l) of this Section A.VI) of the Common Stock on such date for determination.

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           (j) If at any time, or from time to time, after the date of original issue of the Convertible Preferred Stock a tender offer made by the Corporation or any Subsidiary (as defined below) for all or any portion of the Common Stock shall expire and such tender offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined by the Board of Directors) that combined together with (x) the aggregate of the cash plus the fair market value (as determined by the Board of Directors), as of the expiration of such tender offer, of consideration payable in respect of any other tender offer by the Corporation or any Subsidiary (as defined below) for all or any portion of the Common Stock expiring within the 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this subsection (j) has been made and (y) the aggregate amount of any cash distributions to all holders of the Common Stock within 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to subsection (i) of this Section A.VI has been made, exceeds 10% of the product of the current market price per share of the Common Stock (determined as provided in subsection (l) of this Section A.VI) as of the last time (the "Expiration Time") tenders could have been made pursuant to such tender offer (as it may be amended) and the number of shares of Common Stock outstanding (including any tendered shares) as of the Expiration Time, then, and in each such case, immediately prior to the opening of the business on the Business Day after the date of the Expiration Time, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the date of the Expiration Time by a fraction (i) the numerator of which shall be equal to (A) the product of (I) the current market price per share of the Common Stock (determined as provided in subsection (l) of this Section A.VI) on the date of the Expiration Time and (II) the number of shares of Common Stock outstanding (including any tendered shares) as of the Expiration Time less (B) the combined amount of consideration specified above, and (ii) the denominator of which shall be equal to the product of (A) the current market price per share of the Common Stock (determined as provided in subsection (l) of this Section A.VI) as of the Expiration Time and (B) the number of shares of Common Stock outstanding (including any tendered shares) as of the Expiration Time less the number of all shares purchased in such tender offer (the shares so purchased being referred to as the "Purchased Shares"). "Subsidiary" means, as to any person, a second person of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or a general partnership interest are, at the time any determination is being made, owned, controlled or held by the first person or one or more Subsidiaries of such person or a combination thereof, provided that the term "Subsidiary" shall not include (x) any limited partnership in which neither the Corporation nor any of its Subsidiaries has an interest as a general partner,
(y) any person where (A) the Corporation or its Subsidiaries own securities of or other ownership interests in such person representing more than 50% of the equity and 50% or less of the ordinary voting power, (B) such securities or other ownership interests are held in the investment portfolio of the Corporation or any of its Subsidiaries and (C) neither the Corporation nor any of its Subsidiaries controls such person or (z) any person as to which

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control by the Corporation or any of its Subsidiaries has been negated by the establishment of a voting trust or voting agreement. "Person" means any individual, corporation, partnership, firm, joint venture, association, joint stock company, limited liability company, trust, unincorporated organization, governmental or regulatory authority or other entity.

           (k) The reclassification of Common Stock into securities other than Common Stock (other than any reclassification upon a consolidation or merger as described in subsection (h) of this Section A.VI) shall be deemed to involve (i) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of stockholders entitled to receive such distribution" and "the date fixed for such determination" within the meaning subsection (h) of this Section A.VI), and (ii) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective", as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of subsection (g) of this Section A.VI).

           (l) For the purpose of any computation under subsections (f), (h),
(i) or (j) of this Section A.VI, the current market price per share of Common Stock on any date shall be conclusively calculated by the Corporation (absent manifest error) and be deemed to be the average of the daily Closing Prices for the ten consecutive Trading Days ending on the earlier of the day in question and the day before the "ex date" with respect to the issuance or distribution or the date of the expiration of the tender offer requiring such computation. For purposes of this paragraph, the term "ex date", when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the applicable securities exchange or in the applicable securities market without the right to receive such issuance or distribution.

           (m) No adjustment to the Conversion Price shall be required unless such adjustment (plus any adjustments not previously made by reason of this subsection (m)) would require an increase or decrease of at least one percent in such price; provided, however, that any adjustments which by reason of this subsection (m) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section A.VI shall be made to the nearest cent or to the nearest 1/1,000th of a share, as the case may be.

           (n) The Corporation may make such reductions in the Conversion Price, in addition to those required by subsections (e), (f), (g), (h), (i) and (j) of this Section A.VI, as it considers to be advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes.

           (o) No fractional shares of Common Stock shall be issued upon conversion of Convertible Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay each holder an amount equal to the product of such fraction multiplied by the Closing Price for the date of conversion (or, if such day is not a Trading Day, for the Trading Day immediately preceding such day).

           (p) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Convertible Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Convertible Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Convertible Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

           (q) The Corporation shall not amend its Amended and Restated Certificate of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Convertible Preferred Stock against dilution or other impairment.

           (r) If any event shall occur as to which the provisions of subsections (c), (e), (f), (g), (h), (i), (j) or (k) of this Section A.VI are not strictly applicable but the failure to make any adjustment would adversely affect the conversion rights of the Convertible Preferred Stock in a way that is contrary to the manifest and essential intent and principles of subsections (c),
(e), (f), (g), (h), (i), (j) or (k) of this Section A.VI, then, in each such case, the Corporation shall appoint an investment banking firm of recognized national standing, or any other financial expert that does not (or whose directors, officers, employees, affiliates or stockholders do not) have a direct or indirect material financial interest in the Corporation, who has not been, and, at the time it is called upon to give independent financial advice to the Corporation, is not (and none of its directors, officers, employees, affiliates or stockholders are) a promoter, director or officer of the Corporation, which shall give their opinion upon the adjustment, if any, on a basis consistent with the manifest and essential intent and principles established in of subsections
(c), (e), (f), (g), (h), (i), (j) or (k) of this Section A.VI, necessary to preserve, without dilution, the conversion rights of the Convertible Preferred Stock. Upon receipt of such opinion, the Corporation will promptly provide notice thereof accompanied by a copy thereof to the holder of Convertible Preferred Stock and shall make the adjustments described therein.

           (s) Whenever the Conversion Price is adjusted as herein provided, the Corporation shall promptly (i) file at the office of the Corporation or of any transfer agent for the Common Stock a certificate of a firm of independent public accountants (who may be the regular accountants employed by the Corporation) setting forth the Conversion Price after such adjustment and setting forth a statement of the facts requiring such adjustment and showing in reasonable detail the manner of computing the same and (ii) give notice of such adjustment, accompanied by a copy of the certificate referred to in clause (i) above, to the holders of Convertible Preferred Stock.

           VII. Mandatory Redemption

                     The Corporation shall redeem all outstanding shares of the Convertible Preferred Stock on the earlier of (i) the tenth anniversary of the date of issuance of the Convertible Preferred Stock or (ii) December 31, 2013, at a price equal to $100 per share plus accumulated and unpaid dividends (whether or not declared or due) to the redemption date (the "Mandatory Redemption Price"). The Mandatory Redemption Price is payable in cash or, at the option of the Corporation but subject to the conditions described in the following sentences, in newly issued fully paid and non-assessable shares of Common Stock. The number of shares of Common Stock to be delivered in payment of the Mandatory Redemption Price in lieu of cash shall be determined by dividing a number that is equal to 110% of the Mandatory Redemption Price by the value of the Common Stock, which for this purpose shall be equal to the average of the Closing Price of the Common Stock on the 20 Trading Days immediately preceding the redemption date. Payment of the Mandatory Redemption Price may not be made in Common Stock unless the shares of Common Stock to be delivered (i) either have been registered under the Securities Act prior to delivery or will be freely transferable without being subject to any transfer restrictions under the Securities Act upon issuance and delivery, (ii) have been listed or approved for quotation upon issuance on the principal stock exchange or inter-dealer quotation system on which the Common Stock is then approved for listing or quotation and (iii) either have been duly registered, qualified or approved for issuance and delivery under any applicable state blue sky, securities or insurance laws prior to issuance and delivery or will be freely transferable without being subject to any transfer restrictions under any such laws without such registration, qualification or approval, as applicable.

           VIII. Optional Redemption

                     The Corporation may, at its option, redeem the Convertible Preferred Stock, as a whole or in part, at any time after the third anniversary of the issuance of Convertible Preferred Stock, upon not less than 30 or more than 60 days' notice, upon the payment in cash of $100 per share, plus a sum equal to any unpaid accrued or accumulated dividends (whether or not declared or due) to the redemption date, if the Closing Price of the Common Stock exceeds 200% of the then applicable Conversion Price of the Convertible Preferred Stock for a period of at least 20 consecutive Trading Days ending within 10 days of the date on which notice of such redemption is given.

           IX. General Provisions Applicable to Convertible Preferred Stock Redemption

           (a) In the case of any redemption of Convertible Preferred Stock, the Corporation shall give notice thereof to each holder of Convertible Preferred Stock not less than 30 days prior to the date fixed for such redemption, specifying (a) the date fixed for redemption, (b) the amount per share payable on redemption, and (c) if less than all of the shares of Convertible Preferred Stock shall be redeemed, the total number of shares to be redeemed on such date and the number of shares held by such holder to be redeemed on such date.

           (b) If less than all the shares of Convertible Preferred Stock shall be redeemed, the shares of Convertible Preferred Stock to be redeemed shall be allocated in whole shares among all of the holders ratably in proportion, as nearly as practicable, to the respective numbers of shares held by such holders, with adjustments, to the extent practicable, to compensate for any prior redemptions not allocated exactly in such proportion.

           (c) Upon the date fixed for any redemption of the Convertible Preferred Stock, unless the Corporation shall default in paying the amounts payable on redemption as provided herein, all shares of the Convertible Preferred Stock redeemed shall be deemed to be no longer outstanding for any purpose, whether or not the certificates for such shares shall have been surrendered for cancellation, and all rights with respect to such shares shall thereupon cease, except only the right of the holders of such shares to receive the amounts payable upon the redemption thereof. All shares of the Convertible Preferred Stock redeemed by the Corporation shall be retired and cancelled and shall not be reissued.

           X. Convertible Preferred Stock Restrictions on Corporate Action

                     Without the consent of the holders of at least a majority of the shares of Convertible Preferred Stock at the time outstanding, given in writing or by vote at any regular or special meeting of stockholders, the Corporation shall not amend, alter or repeal any of the provisions of the Amended and Restated Certificate of Incorporation, so as to affect adversely the rights, preferences, privileges or voting powers of the Convertible Preferred Stock or the holders thereof; provided, however, that any increase in the amount of authorized Preferred Stock or the creation and issuance of any other class of Preferred Stock, or any increase in the amount of authorized shares of such class or of any other class of Preferred Stock, in each case ranking on a parity with or junior to the Convertible Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up will not be deemed to affect adversely such rights, preferences or voting powers.

                     Without the consent of the holders of record of at least a majority of the shares of Convertible Preferred Stock at the time outstanding, given in writing or by vote at any regular or special meeting of stockholders, the Corporation shall not increase the authorized number of shares of Convertible Preferred Stock or create, or increase the authorized number of shares of, any other class or series of shares of the Corporation ranking prior to the Convertible Preferred Stock either as to dividends or upon liquidation, dissolution or winding up or any security convertible into or exercisable or exchangeable for such stock.

           XI. Convertible Preferred Stock Payments and Notices

           In case:

           (a) the Corporation shall declare a dividend (or any other distribution) on its Common Stock payable (i) otherwise than exclusively in cash or (ii) exclusively in cash in an amount that would require any adjustment pursuant to Section A.VI of this Paragraph Fourth; or

           (b) the Corporation shall authorize the granting to the holders of its Common Stock of rights, options or warrants to subscribe for or purchase any shares of capital stock of any class or any other rights; or

           (c) of any reclassification of the Common Stock, or of any consolidation, merger or share exchange to which the Corporation is a party and for which approval of any shareholders of the Corporation is required, or of the conveyance, sale, transfer or lease of all or substantially all of the assets of the Corporation; or

           (d) of the liquidation, dissolution or winding up of the Corporation; or

           (e) the Corporation or any Subsidiary shall commence a tender offer for all or a portion of the Corporation's outstanding shares of Common Stock (or shall amend such tender offer);

then the Corporation shall provide to the holder of the Convertible Preferred Stock, and shall be caused to be filed at the office of the Corporation or any transfer agent for the Common Stock, at least 20 days (or 10 days in any case specified in clause (a) or (b) above) prior to the applicable record, expiration or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights, options or warrants are to be determined, (y) the date on which the right to make tenders under such tender offer expires or (z) the date on which such reclassification, consolidation, merger, conveyance, transfer, sale, lease, liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, conveyance, transfer, sale, lease, liquidation, dissolution or winding up. Neither the failure to give such notice nor any defect therein shall affect the validity of the proceedings described in subsections (a) through (e) of this Section XI.

                     All notices and all payments with respect to the Convertible Preferred Stock shall be mailed to the holders thereof at their respective addresses, as the same shall appear on the books of the Corporation

           XII. Preemptive Rights

                     The holders of the Convertible Preferred Stock shall have no preemptive rights or other subscription rights.

           XIII. Taxes on Issue or Transfer of Common Stock

                     The Corporation shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issuance of shares of Common Stock upon conversion of the Convertible Preferred Stock; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance of shares of Common Stock in a name other than that of the holder of Convertible Preferred Stock and no such issuance shall be made unless and until the person requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

           XIV. Listing

                     The Corporation shall use its commercially reasonable efforts to list shares of Common Stock issued upon conversion of the Convertible Preferred Stock upon each securities exchange or quotation system, if any, upon which the outstanding Common Stock is listed or quoted at the time of such issuance.

B. SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

                     There is hereby designated from the authorized Preferred Stock a series of Series A Junior Participating Preferred Stock (the "Series A Junior Preferred Stock"), consisting of 200,000 shares. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Junior Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Junior Preferred Stock. The Series A Junior Preferred Stock shall have the preferences, powers and other rights as set forth below:

           I. Rank.

                     The Series A Junior Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation's Preferred Stock.

           II. Dividends and Distributions.

                     (a) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Junior Preferred Stock with respect to dividends, the holders of shares of Series A Junior Preferred Stock, in preference to the holders of Common Stock and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (i) $10.00 or (ii) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Junior Preferred Stock were entitled immediately prior to such event under clause (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                     (b) The Corporation shall declare a dividend or distribution on the Series A Junior Preferred Stock as provided in subsection
(a) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $10.00 per share on the Series A Junior Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                     (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

           III. Voting Rights.

                     The holders of shares of Series A Junior Preferred Stock shall have the following voting rights:

                     Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Junior Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                     Except as otherwise provided herein, in any Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Junior Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

                     Except as set forth herein, or as otherwise provided by law, holders of Series A Junior Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

           IV. Certain Restrictions.

                     Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Preferred Stock as provided in Section B.II of this Paragraph

Fourth are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

           (a) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Preferred Stock;

           (b) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Preferred Stock, except dividends paid ratably on the Series A Junior Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

           (c) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (as to dividends and upon dissolution, liquidation and winding up) to the Series A Junior Preferred Stock; or

           (d) redeem or purchase or otherwise acquire for consideration any shares of Series A Junior Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                     The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under subsection (c) or
(d) of this Section B.IV, purchase or otherwise acquire such shares at such time and in such manner.

           V. Reacquired Shares.

           Any shares of Series A Junior Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Amended and Restated Certificate of Incorporation, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

           VI. Liquidation, Dissolution or Winding Up.

                     Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Preferred Stock shall have received $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Junior Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Preferred Stock, except distributions made ratably on the Series A Junior Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Junior Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

           VII. Consolidation, Merger, etc.

                     In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Junior Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

           VIII. No Redemption.

                     The shares of Series A Junior Preferred Stock shall not be redeemable.

           IX. Amendment.

                     The Amended and Restated Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Junior Preferred Stock, voting together as a single class.



C. ADDITIONAL SERIES OF PREFERRED STOCK

                     Subject to Sections A.X and B.IX of this Paragraph Fourth, the Board of Directors (or a duly authorized committee thereof) is hereby expressly authorized to provide for, designate and issue, out of the authorized but unissued shares of Preferred Stock, one or more series of Preferred Stock in addition to the Convertible Preferred Stock and the Series A Junior Preferred Stock. Before any shares of any such series are issued, the Board of Directors (or a duly authorized committee thereof) shall fix, and is hereby expressly empowered to fix, as to the shares of any such series:

           (a) the designation of such series, the number of shares to constitute such series and the stated value thereof, if different from the par value thereof;

           (b) whether the shares of such series shall have voting rights or powers, in addition to any voting rights required by law and, if so, the terms of such voting rights or powers, which may be full or limited;

           (c) the dividends, if any, payable on such series, whether any such dividends shall be cumulative and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preferences or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of this class;

           (d) whether the shares of such series shall be subject to redemption by the Corporation and, if so, the times, prices and other conditions of such redemption;

           (e) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

           (f) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to which and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

           (g) whether the shares of such series shall be convertible into or exchangeable for shares of stock of any other class or any other series of this class or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

           (h) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of this class;

           (i) the conditions or restrictions, if any, to be effective while any shares of such series are outstanding upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of this class or of any other class; and

           (j) any other powers, designations, preferences and relative, participating, optional or other special rights, and any qualifications, limitations, or restrictions thereof.

                     The powers, designations, preferences and relative, participating, optional or other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. The Board of Directors is hereby expressly authorized from time to time to increase (but not above the total number of authorized shares of Preferred Stock) or decrease (but not below the number of shares thereof then outstanding) the number of shares of Preferred Stock designated to any one or more series of Preferred Stock pursuant to this Section C of this Paragraph Fourth.



D. COMMON STOCK

                     All shares of Common Stock will be identical and will entitle the holders thereof to the same rights and privileges.

           I. Dividends

                     When, as and if dividends are declared thereon, whether payable in cash, property or securities of the Corporation, the holders of Common Stock will be entitled to share equally in and receive, in accordance with the number of shares of Common Stock

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held by each such holder, such dividends. Dividends payable under this Section
D.I shall be paid to the holders of record of the outstanding Common Stock as their names shall appear on the stock register of the Corporation on the record date fixed by the Board of Directors in advance of declaration and payment of each dividend. Any Common Stock issued as a dividend pursuant to this Section D.I shall, when so issued, be duly authorized, validly issued, fully paid and non-assessable, and free of all liens and charges.

                     Notwithstanding anything contained herein to the contrary, no dividends on Common Stock shall be declared by the Corporation's Board of Directors or paid or set apart for payment by the Corporation at any time that such declaration, payment, or setting apart is prohibited by applicable law.

           II. Voting Rights

                     Each holder of the Common Stock shall be entitled to one vote for each share of Common Stock held on all matters submitted to a vote of the stockholders.

           III. Other Rights

                     Except for and subject to those rights expressly granted to the holders of Preferred Stock, including the Convertible Preferred Stock and the Series A Junior Preferred Stock, or as otherwise provided herein, and except as may be provided by the laws of the State of Delaware, the holders of Common Stock shall have exclusively all other rights of stockholders, including, without limitation, (a) the right to receive dividends, when, as and if declared by the Board of Directors, out of assets lawfully available therefor, and (b) in the event of any distribution of assets upon a liquidation, dissolution or winding up or otherwise, the right to receive ratably and equally with all other holders of Common Stock all of the assets and funds of the Corporation remaining after the payment to the holders of the Preferred Stock, including the Convertible Preferred Stock and the Series A Junior Preferred Stock, of the specific amounts which they are entitled to receive upon such liquidation, dissolution or winding up. For the purposes of this Section D.III, neither the consolidation, combination or merger of the Corporation with or into any other corporation or corporations in which the stockholders of the Corporation receive cash or capital stock and/or other securities (including debt securities) of the acquiring corporation (or of the direct or indirect parent corporation of the acquiring corporation), nor the sale, lease, or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation.

                     FIFTH: A. Board of Directors. Subject to the rights of the holders of the Preferred Stock, including the Convertible Preferred Stock, the number of directors of the Corporation shall consist of not less than five (5) nor more than fifteen (15) directors. The exact number of directors shall be determined from time to time by a resolution or resolutions adopted by the affirmative vote of a majority of the total number of directors which the Corporation would have if there were no vacancies. The Board of Directors shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, one class to hold office initially for a term

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
expiring at the annual meeting of stockholders to be held in 1999, another class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 2000, and another class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 2001, with the members of each class to hold office until their successors are duly elected and qualified, subject, however, to a director's prior death, resignation, disqualification or removal from office. At each annual meeting of the stockholders of the Corporation, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors shorten the term of any incumbent directors. The directors elected by the holders of the Convertible Preferred Stock pursuant to Section A.III of Paragraph Fourth hereof shall be in addition to the directors elected by the holders of Common Stock. The directors elected by the holders of the Convertible Preferred Stock shall hold office for a term expiring at the next annual meeting of stockholders, provided that each such director may be re-elected for additional terms of one year, subject to their earlier removal pursuant to Section A.III of Paragraph Fourth hereof.

                     B. Removal of Directors Solely for Cause. No director may be removed from office except for cause and only by the affirmative vote of the holders of a majority of the combined voting power of all outstanding shares of stock then entitled to vote generally in the election of directors, voting as a single class. Notwithstanding the foregoing, directors who shall have been elected by the holders of a series or class of Preferred Stock, voting separately as a class, shall be removed only pursuant to the provisions establishing the rights of such series or class to elect such directors.

                     SIXTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and in furtherance and, except as specifically set forth in this Paragraph, not in limitation of the powers of the Corporation and of its directors and stockholders conferred by statute:

                     (1) Subject to the provisions of Article Eleventh hereof, the Board of Directors shall have power without (except as provided by applicable law) the assent or vote of the stockholders to make, alter, amend, change, add to or repeal the By-laws of the Corporation; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the Corporation; to determine the use and disposition of any surplus or net profits; to fix the times for the declaration and payment of dividends; and to set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve.

                     (2) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the Board of Directors is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the

Corporation; subject, nevertheless, to the provisions of the laws of the state of Delaware, this Amended and Restated Certificate of Incorporation and the Corporation's By-laws, as in effect from time to time.

                     SEVENTH: The books and records of the Corporation may be kept (subject to any mandatory requirement of law) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or by the By-laws of the Corporation.

                     EIGHTH: No director shall be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, provided that the foregoing does not eliminate or limit any liability that may exist with respect to (1) a breach of the director's duty of loyalty to the Corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under Section 174 of the DGCL or (4) a transaction from which the director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the liability of the Corporation's directors to the Corporation or its stockholders to the fullest extent permitted by Section 102(b)(7) of the DGCL, as in effect on the date hereof and as such Section may be amended after the date hereof to the extent such amendment permits such liability to be further eliminated or limited. No amendment, modification or repeal of this Paragraph Eighth shall adversely affect any right or protection of a director that exists at the time of such amendment, modification or repeal.

                     NINTH: Subject to the provisions of Section A.X and Section B.IX of Paragraph Fourth, the Corporation reserves the right to amend or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights herein conferred upon stockholders or directors are granted subject to this reservation.

                     TENTH: Following the consummation of an initial public offering of Common Stock or any transaction or event as a result of which any Common Stock is listed on a national securities exchange or registered under
Section 12 of the Securities Exchange Act of 1934, as amended, any action required or permitted to be taken by the stockholders of the Corporation must be affected at a duly called annual or special meeting of stockholders of the Corporation, and the ability of the stockholders to consent in writing to the taking of any action is hereby specifically denied.

                     ELEVENTH: In furtherance and not in limitation of the power conferred upon the Board of Directors by law, the Board of Directors shall have the power to make, adopt, alter, amend and repeal from time to time the By-laws of the Corporation, subject to the right of the stockholders entitled to vote with respect thereto to alter, amend and repeal By-laws adopted by the Board of Directors, subject to Paragraph Twelfth.

                     TWELFTH: The provisions of Paragraphs Fifth, Tenth, Eleventh and Twelfth hereof and Sections 1.10, 2.02 and 2.11 and the last sentence of Section 1.02 of the Corporation's By-laws may only be altered, amended, terminated or repealed, or a provision adopted that is inconsistent with the purpose and intent of the provisions of such Paragraphs or Article, as the case may be, by the affirmative vote of the holders of at least 80% of the voting power of the shares entitled to vote at an election of directors.

                     3. This Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the DGCL. The Board of Directors adopted resolutions setting forth this Amended and Restated Certificate of Incorporation, declaring its advisability and directing its consideration by the sole stockholder of the Corporation. Pursuant to Section 228 of the DGCL, such stockholder of the Corporation duly consented to this Amended and Restated Certificate of Incorporation.

                     4. This Amended and Restated Certificate of Incorporation
shall become effective at 12:01 a.m. on         , 1998.

                     IN WITNESS WHEREOF, The MONY Group Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by its President and Chief Executive Officer and attested to by its Secretary and caused the corporate seal of the Corporation to be hereunto affixed this _____ day of ____________, 1998.





                                           ________________________________
                                           Chief Executive Officer

Attest:



___________________
Secretary

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